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                                                                     Exhibit 4.2

                               WARRANT AGREEMENT

                                 BY AND AMONG

                  CENTRAL EUROPEAN DISTRIBUTION CORPORATION,

                           BREAN MURRAY & CO., INC.

                                      AND

                              FINE EQUITIES, INC.

                          DATED AS OF  ______ , 1998
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                               WARRANT AGREEMENT


     WARRANT AGREEMENT dated as of ____, 1998 by and among CENTRAL EUROPEAN DISTRIBUTION CORPORATION, a Delaware corporation (the "Company"), BREAN MURRAY & CO., INC. ("Brean Murray") and FINE EQUITIES, INC. ("Fine Equities" and together with Brean Murray, the "Representatives") (the Company and the Representatives are referred to collectively herein as the "Parties").

     The Company proposes to issue to the Representatives warrants as hereinafter described (the "Warrants") to purchase up to an aggregate of 250,000 shares (the "Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock"), subject to adjustment as provided in Section 8 hereof, each Warrant entitling the holder ("Holder") thereof to purchase one Share. All capitalized terms used herein and not otherwise defined herein shall have the same meanings as in that certain underwriting agreement, of even date herewith, by and among the Company and the several underwriters named therein (the "Underwriting Agreement").

     NOW, THEREFORE, in consideration of the following promises and mutual agreements and for other good and valuable consideration, the Parties agree as follows:

     1. ISSUANCE OF WARRANTS; FORM OF WARRANT. On the Closing Date the Company will issue, sell and deliver the Warrants to the Representatives or their respective bona fide officers for an aggregate price of $250. The Warrants shall be issued to the Representatives or such designees in the amounts set forth on Schedule I hereto. The form of Warrant Certificate and the form of election to purchase Shares to be attached thereto shall be substantially as set forth on Exhibit A hereto. The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future President or any Vice President of the Company, under its corporate seal, affixed or in facsimile, and attested by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company.

     2. REGISTRATION. The Warrants shall be numbered and shall be registered in a Warrant register (the "Warrant Register"). The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or are to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with such knowledge of such facts that its participation therein amounts to bad faith. The Warrants shall be registered initially in the names of the Representatives (in the amounts set forth in Schedule I hereto) in such denominations as the Representatives may request in writing from the Company; provided, however, that any Representative may designate that all or a portion of its Warrants be issued in varying amounts directly to its bona fide officers and not to such Representative. Such designation will only be made by a Representative if it determines that such issuances would not violate the interpretation of the Board of Governors of the National Association of Securities Dealers, Inc. (the "NASD"), relating to the review of corporate financing arrangements.
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     3.   TRANSFER OF WARRANTS.  The Warrants will not be sold, transferred, assigned or hypothecated, in part or in whole, prior to the first anniversary of the effective date of the Registration Statement, and thereafter only upon delivery of the Warrant Certificate duly endorsed by the Holder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited with the Company in its discretion. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the persons entitled thereto. Any of the Warrants may be exchanged at the option of its Holder for other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Shares upon surrender to the Company or its duly authorized agent. The Company may require payment of a sum sufficient to cover all taxes and other governmental charges that may be imposed in connection with any voluntary transfer, exchange or other disposition of the Warrants. However, the Company shall have no obligation to cause Warrants to be transferred on its books to any person, if such transfer would violate the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws.

     4.   TERM OF WARRANTS; EXERCISE OF WARRANTS.

          (a) TERM OF WARRANTS. Each Warrant entitles the registered owner thereof to purchase one fully paid and nonassessable Share at a purchase price of $____ per Share (as adjusted from time to time pursuant to the provisions hereof, the "Exercise Price") at any time from the first anniversary of the effective date of the Registration Statement until 5:00 p.m., New York City time, on ______, 2003 (the "Warrant Expiration Date").

          (b) EXERCISE OF WARRANTS. The Exercise Price and the number of Shares issuable upon the exercise of the Warrants are subject to adjustment upon the occurrence of certain events, pursuant to the provisions of Section 8 of this Agreement. Subject to the provisions of this Agreement, and in addition to the right to surrender Warrants without any cash payment as set forth in subsection
(c) below, each Holder shall have the right, which may be exercised as set forth in such Warrants, to purchase from the Company (and the Company shall issue and sell to such Holder) the number of fully-paid and nonassessable Shares specified in such Warrants, upon surrender to the Company, or its duly authorized agent, of such Warrants, with the form of election to purchase attached thereto duly completed and signed, with signatures guaranteed by a member firm of a national securities exchange, a commercial bank (not a savings bank or savings and loan association) or trust company located in the United States or a member of the NASD and upon payment to the Company of the Exercise Price, as adjusted in accordance with the provisions of Section 8 of this Agreement, for the number of Shares in respect of which such Warrants are then exercised. No adjustment shall be made for any cash dividends payable out of consolidated earnings or retained earnings on any Shares issuable upon exercise of a Warrant. Upon each surrender of Warrants and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch, but in no event later than three
(3) trading days following such surrender, to or upon the

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written order of the Holder of such Warrants and in such name or names as such
Holder may designate, a certificate or certificates for the number of full Shares so purchased upon the exercise of such Warrants, together with cash, as provided in Section 9 of this Agreement, in respect of any fractional Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of the surrender of Warrants and payment of the Exercise Price as aforesaid; provided, however, that if, at the date of surrender of such Warrants, the transfer books for the shares of Common Stock or other class of securities issuable upon the exercise of such Warrants shall be closed, the certificates for the Shares shall be issuable as of the date on which such books shall next be opened (whether before, on or after the Warrant Expiration Date) and until such date the Company shall be under no duty to deliver any certificate for such Shares; provided, further, however, that the transfer books of record, unless otherwise required by law, shall not be closed at any one time for a period longer than twenty (20) days. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holder(s) thereof, either in full or from time to time in part and, in the event that any Warrant is exercised in respect of less than all of the Shares issuable upon such exercise at any time prior to the Warrant Expiration Date, a new Warrant or Warrants will be issued for the remaining number of Shares specified in the Warrant so surrendered.

          (c) PAYMENT OF EXERCISE PRICE. Payment of the Exercise Price may be made in cash, by wire transfer of immediately available funds or by certified check or official bank check payable to the order of the Company. In addition and in lieu of any cash payment, the Holder of any Warrants shall have the right at any time and from time to time to exercise such Warrants in full or in part by surrendering any such Warrant in exchange for the number of Shares equal to the product of (x) the number of shares as to which such Warrant is being exercised multiplied by (y) a fraction, the numerator of which is the Market Price (as defined in Section 8(d) below) per Share less the Exercise Price and the denominator of which is such Market Price.

     5. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes, if any, attributable to the issuance of Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any taxes payable in respect of any transfer involved in the issue or delivery of any certificates for Shares in a name other than that of the Holder of Warrants in respect of which such Shares are issued.

     6. MUTILATED OR MISSING WARRANTS. In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such mutilation, loss, theft or destruction of such Warrant and indemnity, if requested, reasonably satisfactory to the Company. An applicant for such substitute Warrants shall also comply with such other reasonable regulations and pay such other reasonable charges and expenses as the Company may prescribe.

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     7.   RESERVATION OF SHARES, ETC.  The Company has reserved, and shall at all times keep reserved, out of the authorized and unissued Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. American Stock Transfer and Trust Company, transfer agent for the Shares (the "Transfer Agent"), and any subsequent transfer agent for the Company's securities issuable upon the exercise of the Warrants will be irrevocably authorized and directed at all times until the Warrant Expiration Date to reserve such number of authorized and unissued shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's securities issuable upon the exercise of the Warrants. The Company will supply the Transfer Agent or any subsequent transfer agent with duly executed certificates for such purpose and will itself provide or make available any cash distributable as provided in
Section 9 of this Agreement. All Warrants surrendered in the exercise of the rights thereby evidenced shall be canceled, and such canceled Warrants shall constitute sufficient evidence of the number of Shares that have been issued upon the exercise of such Warrants. No Shares shall be subject to reservation in respect of unexercised Warrants after the Warrant Expiration Date.

     8. ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF SHARES. The Exercise Price and the number and kind of securities issuable upon exercise of each Warrant shall be subject to adjustment from time to time upon the happening of certain events, as follows:

          (a) If the Company (i) declares a dividend on its Common Stock in shares of Common Stock or makes a distribution in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock, (iii) combines its outstanding shares of Common Shares into a smaller number of shares or (iv) issues by reclassification of its Common Stock other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving entity), the number of Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of Shares or other securities of the Company which such Holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. Such adjustment shall be made whenever any of the events listed above shall occur.
An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to immediately after the record date, if any, for such event.

          (b) If the Company issues rights, options or warrants to all holders of its Common Stock, without any charge to such holders, entitling them to subscribe for or to purchase Common Stock at a price per share lower than the then current Market Price per share at the record date mentioned below (as defined in paragraph (d) below), the number of Shares thereafter purchasable upon exercise of each Warrant shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the

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number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the then current Market Price per share. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective retroactively to immediately after the record date for the determination of shareholders entitled to receive such rights, options or warrants.

          (c) If the Company distributes to all holders of its Common Stock shares of stock other than Common Stock or evidences of its indebtedness or assets (excluding cash dividends payable out of consolidated earnings or retained earnings and dividends or distributions referred to in paragraph (a) above) or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph (b) above), then in each case the number of Shares thereafter issuable upon the exercise of each Warrant shall be determined by multiplying the number of Shares theretofore issuable upon the exercise of each Warrant, by a fraction, of which the numerator shall be the current Market Price per share (as defined in paragraph (d) below) on the record date mentioned below in this paragraph (c), and of which the denominator shall be the current Market Price per share on such record date, less the then fair value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the shares of stock other than Common Stock or assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one Share. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to immediately after the record date for the determination of shareholders entitled to receive such distribution.

          (d) For the purpose of any computation under paragraphs (b) and (c) of this Section 8, the current "Market Price" per share at any date shall be the average of the per share daily closing prices for Common Stock for fifteen (15) consecutive trading days commencing twenty (20) trading days before the date of such computation. The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in either case on the principal national securities exchange on which shares of Common Stock are listed or admitted to trading, or if the are not listed or admitted to trading on any national securities exchange, but are traded in the over-the-counter market, the closing sale per share of Common Stock or, in case no sale is publicly reported, the average of the representative closing bid and asked quotations for shares of Common Stock on the NASDAQ NMS or SmallCap Stock Markets or any comparable system, or if shares of Common Stock are not listed on the NASDAQ Stock Market or a comparable system, the closing sale price per share of the Common Stock or, in case no sale is publicly reported, the average of the closing bid and asked prices as furnished by two members of the NASD selected from time to time by the Company for that purpose.

          (e) No adjustment in the number of Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the

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number of Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this paragraph (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one thousandth of a share.

          (f) Whenever the number of Shares purchasable upon exercise of each Warrant is adjusted, as herein provided, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of shares so purchasable immediately thereafter.

          (g) For the purpose of this Section 8, the term "Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement or (ii) any other class of stock resulting from successive changes or reclassifications of shares of such class of stock consisting solely of changes in par value, or from no par value to par value, or from par value to no par value. If at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Holders become entitled to purchase any shares of capital stock of the Company other than Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in paragraphs (a) through (f), inclusive, and paragraphs (h) through (m), inclusive, of this Section 8, and the provisions of Sections 4, 5, 7 and 10 hereof, with respect to the Shares, shall apply on like terms to any such other shares.

          (h) Upon the expiration of any rights, options, warrants or conversion rights or exchange privileges, if any thereof have not been exercised, the Exercise Price and the number of Shares purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they originally been adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only Shares so issued were the Shares, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion rights or exchange privileges and (ii) such Shares, if any were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all of such rights, options, warrants or conversion rights or exchange privileges whether or not exercised; provided, however, that no such readjustment shall have the effect of decreasing the number of shares issuable upon the exercise of each Warrant or increasing the Exercise Price by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion rights or exchange privileges.

          (i) The Company may, at its option at any time during the term of the Warrants, reduce the then current Exercise Price to any amount deemed appropriate by the Board of Directors of the Company.

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          (j)  Whenever the number of Shares issuable upon the exercise of each
Warrant or the Exercise Price of such Shares is adjusted, as herein provided, the Company shall promptly mail by first class-mail, postage prepaid, to each Holder notice of such adjustment or adjustments. The Company shall retain a firm of independent public accountants (who may be the regular accountants employed by the Company) to make any computation required by this Section 8 and shall cause such accountants to prepare a certificate setting forth the number of Shares issuable upon the exercise of each Warrant and the Exercise Price of such Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate shall be conclusive as to the correctness of such adjustment and each Holder shall have the right to inspect such certificate during reasonable business hours.

          (k) Except as provided in this Section 8, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

          (l) If the Company consolidates with or merges into another corporation or if the Company sells or conveys all or substantially all its property to another corporation, the Company or such successor or purchasing corporation (or an affiliate of such successor or purchasing corporation), as the case may be, agrees that each Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property (including cash) which such Holder would have owned or been entitled to receive after the happening of the consolidation, merger, sale or conveyance had such Warrant been exercised immediately prior to such action. The provisions of this paragraph (l) shall apply to successive consolidations, mergers, sales or conveyances.

          (m) Notwithstanding any adjustment in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants pursuant to this Agreement, certificates for Warrants issued prior or subsequent to such adjustment may continue to express the same price and number and kind of shares as are initially issuable pursuant to this Agreement.

     9. FRACTIONAL INTERESTS. The Company shall not be required to issue fractions of Shares on the exercise of Warrants. If more than one Warrant is presented for exercise in full at the same time by the same Holder, the number of Shares issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Shares issuable on exercise of the Warrants so presented. If any fraction of a Share would, except for the provisions of this
Section 9, be issuable on the exercise of any Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the current Market Price per share (determined as provided in Section 8(d) of this Agreement) on the date of exercise.

     10.  REGISTRATION RIGHTS.

          (a) DEMAND REGISTRATION RIGHTS. The Company covenants and agrees with the Representatives and any other or subsequent Holders of the Registrable Securities (as defined in

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paragraph (f) of this Section 10) that, upon the written request of the then
Holder(s) of at least a majority of the Warrants or the Registrable Securities, or both, which were originally issued to the Representative or its designees, made at any time within the period commencing one (1) year and ending five (5) years after the Effective Date, the Company will file as promptly as practicable and, in any event, within 60 days after receipt of such written request, at its expense (other than the fees of counsel and sales commissions for such Holders), no more than once, a post-effective amendment (the "Amendment") to the Company's Registration Statement on Form S-1, Registration No. 333-_____ as filed with the Securities and Exchange Commission on April __, 1998 or a new registration statement on an appropriate form under the Act, registering or qualifying the Registrable Securities for sale in accordance with the intended method of sale or other disposition described in such request. Within fifteen (15) days after receiving any such notice, the Company shall give notice to the other Holders of the Registrable Securities advising that the Company is proceeding with such Amendment, registration statement and offering to include the Registrable Securities of such Holders. The Company shall not be obligated to any other such Holder unless that other Holder accepts such offer by notice in writing to the Company within twenty (20) days thereafter. The Company will use its best efforts, through its officers, directors, auditors and counsel in all matters necessary or advisable, to file and cause such Amendment or registration statement to become effective as promptly as practicable (but in any event within 90 days of the initial filing of such Amendment or registration statement) and for a period of 24 months thereafter to reflect in the Amendment or registration statement financial statements which are prepared in accordance with Section 10(a)(3) of the Act and any facts or events arising that, individually, or in the aggregate, represent a fundamental or material change in the information set forth in the Amendment or registration statement to enable any Holders of the Warrants to sell such Registrable Securities. The Holders may sell the Registrable Securities pursuant to the Amendment or registration statement without exercising the Warrants. If any registration pursuant to this paragraph (a) is an underwritten offering, the Holders of a majority of the Registrable Securities to be included in such registration shall be entitled to select the underwriter or managing underwriter (in the case of a syndicated offering) of such offering.

          (b) PIGGYBACK REGISTRATION RIGHTS. The Company covenants and agrees with the Representatives and any other Holders or subsequent Holders of the Registrable Securities that if, at any time within the period commencing one (1) year and ending five (5) years after the Effective Date, it proposes to file a registration statement with respect to any class of equity or equity-related security (other than in connection with an offering to the Company's employees or in connection with an acquisition, merger or similar transaction) under the Act in a primary registration on behalf of the Company and/or in a secondary registration on behalf of holders of such securities and the registration form to be used may be used for registration of the Registrable Securities, the Company will give prompt written notice (which, in the case of a registration statement or notification pursuant to the exercise of demand registration rights other than those provided in Section 10(a) of this Agreement, shall be within ten (10) business days after the Company's receipt of notice of such exercise and, in any event, at least 30 days prior to such filing) to the Holders of Registrable Securities (regardless whether some of the Holders have theretofore availed themselves of the right provided in Section 10(a) of this Agreement) at the addresses appearing on the records of the Company of its intention to file a registration statement and will offer to include in such registration statement any of the

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Registrable Securities, subject to paragraphs (i) and (ii) of this paragraph
(b), such number of Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the giving of notice by the Company. All registrations requested pursuant to this paragraph (b) are referred to herein as "Piggyback Registrations". All Piggyback Registrations pursuant to this paragraph (b) will be made solely at the Company expense.

               (i) PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration includes an underwritten primary registration for the Company, and the underwriter(s) for such offering determine in good faith and advise the Company in writing that in their opinion the number of Registrable Securities requested to be included in such registration exceeds the number that can be sold in such offering without materially adversely affecting the distribution of such securities by the Company, the Company will include in such registration (A) first, the securities that the Company proposes to sell, (B) second, the Registrable Securities requested to be included in such registration, apportioned pro rata among the Holders of Registrable Securities and (C) third, securities of the holders of other securities requesting registration.

               (ii) PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration consists only of an underwritten secondary registration for holders of securities of the Company (other than pursuant to Section 10(a)), and the underwriters for such offering advise the Company in writing that in their opinion the number of Registrable Securities requested to be included in such registration exceeds the number which can be sold in such offering without materially adversely affecting the distribution of such securities by the Company, the Company will include in such registration (A) first, the securities requested to be included therein by the holders requesting such registration and the Registrable Securities requested to be included in such registration, pro rata among all such holders on the basis of the number of shares requested to be included by each such holder and
          (B) second, other securities requested to be included in such registration.

     Notwithstanding the foregoing, if any such underwriter determines in good faith and advises the Company in writing that the distribution the Registrable Securities requested to be included in the registration concurrently with the securities being registered by the Company would material adversely affect the distribution of such securities by the Company, then the Holders of such Registrable Securities shall delay their offering and sale for such period ending on the earliest of (1) 90 days following the effective date of the Company's registration statement, (2) the day upon which the underwriting syndicate, if any, for such offering has been disbanded or, (3) such date as the Company, managing underwriter and Holders of Registrable Securities otherwise agree. If such a delay occurs, the Company shall file such supplements, post-effective amendments and take any other steps necessary to permit such Holders to make their proposed offering and sale for a period of the later of 180 days immediately following the end of such delay or the period of time in which the registration statement is otherwise effective. If any party disapproves of the terms of any such

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underwriting, it may elect to withdraw therefrom by written notice to the
Company and the Underwriters.

          (c) OTHER REGISTRATION RIGHTS. In addition to the rights above provided, the Company will cooperate with the then Holders of the Registrable Securities in preparing and signing any registration statement, in addition to the registration statements discussed above, required in order to sell or transfer the Registrable Securities and will supply all information required therefor, but such additional registration statement shall be at the then Holders' cost and expense; provided, however, that if the Company elects to register or qualify additional shares of Common Stock, the cost and expense of such registration statement will be pro rated between the Company and the Holders of the Registrable Securities according to the aggregate sales price of the securities being issued. However, the Company will not be required to file a registration statement pursuant to this paragraph (c) (i) at a time when the audited financial statements required to be included therein are not available, which time shall be limited to the period commencing 45 days after the end of the Company's last fiscal year and ending 90 days after the end of such fiscal year, or (ii) within 90 days after completion of a public offering by the Company of any of its Common Shares or equity-related securities or (iii) if, in the reasonable opinion of the Company it would adversely impact the Company in its capital raising plans or otherwise (in which latter case filing may be delayed no longer than 90 days).

          (d) ACTION TO BE TAKEN BY THE COMPANY. In connection with the registration of Registrable Securities in accordance with paragraphs (a), (b) or
(c) of this Section 10, the Company agrees to:

               (i) Bear the expenses of any registration or qualification under paragraphs (a) or (b) of this Section 10, including, but not limited to, legal, accounting and printing fees; provided, however, that in no event shall the Company be obligated to pay (A) any fees and disbursements of special counsel for Holders of Registrable Securities, or (B) any underwriters' discount or commission in respect of such Registrable Securities and (C) any stock transfer taxes attributable to the sale of the Registrable Securities; and

               (ii) Use its best efforts to register or qualify the Registrable Securities for offer or sale under state securities or Blue Sky laws of such jurisdictions in which the Underwriters or such Holders shall reasonably request; provided, however, that no qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction to which it is not then subject, and to do all other acts necessary or advisable to enable the holders to consummate the proposed sale, transfer or other disposition of such securities in any jurisdiction.

          (e) ACTION TO BE TAKEN BY THE HOLDERS. In connection with the registration of Registrable Securities in accordance with paragraphs (a), (b) or
(c) of this Section 10, the Company's
obligation shall be conditioned as to each such public offering upon a timely receipt by the Company in writing of:

               (i) Information as to the terms of such public offering furnished by or on behalf of each Holder intending to make a public offering of such Holder's Registrable Securities; and

               (ii) Such other information as the Company may reasonably require from such Holders, or any underwriter for any of them, for inclusion in such Registration Statement.

          (f) For purposes of this Section 10, (i) the term "Holder" shall include holders of Shares, and (ii) the term "Registrable Securities" shall mean the Shares, if issued.

     11.  NOTICES TO HOLDERS.

          (a) Nothing in this Agreement or in any Warrants shall be construed as conferring upon the Holders the right to vote or to receive dividends or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company prior to the exercise hereof; provided, however, that in the event that any meeting of shareholders shall be called, the Company shall cause a notice thereof to be sent by first-class mail, postage prepaid, at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books in relation to such meeting, to each registered Holder of Warrants at such Holder's address appearing on the Warrant Register.

          (b) If the Company intends to make any distribution on its Common Shares (or other securities which may be issuable in lieu thereof upon the exercise of Warrants), including, without limitation, any such distribution to be made in connection with a consolidation or merger in which the Company is the surviving entity, or to issue subscription rights or warrants to holders of its Common Shares, the Company shall cause a notice of its intention to make such distribution to be sent by first-class mail, postage prepaid, at least twenty
(20) days prior to the date fixed as a record date or the date of closing the transfer books in relation to such distribution, to each registered Holder of Warrants at such Holder's address appearing on the Warrant Register, but failure to mail or to receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such distribution.

     12. NOTICES. Any notice pursuant to this Agreement to be given by the Holder of any Warrant or the holder of any Share to the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed as follows or to such other address as the Company may designate by notice given in accordance with this Section 12, to the Holders of Warrants or the holders of Shares:

               Central European Distribution Corporation
               211 North Union Street, #100
               Alexandria, Virginia 22314
               Attn.: President

     Notices or demands authorized by this Agreement to be given or made by the Company to or by the Holder of any Warrant or the holder of any Share shall be sufficiently given or made (except as otherwise provided in this Agreement) if sent by first-class mail, postage prepaid, addressed to such Holder or such holder of Shares at the address of such Holder or such holder of Shares as shown on the Warrant Register or the books of the Company, as the case may be.

     13. GOVERNING LAW. This Agreement and each Warrant issued hereunder shall be governed by and construed in accordance with the substantive laws of the State of New York. The Company hereby agrees to accept service of process by notice given to it pursuant to the provisions of Section 12 hereof.

     14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day, month and year first above written.

                                   CENTRAL EUROPEAN DISTRIBUTION
                                      CORPORATION


                                      By:_______________________________________
                                             Its:


                                      BREAN MURRAY & CO., INC.


                                      By:_______________________________________
                                             Its:



                                      FINE EQUITIES, INC.

                                      By:_______________________________________
                                              Its:

                                  SCHEDULE I


NAME OF UNDERWRITER                               NUMBER OF WARRANTS
-------------------                               ------------------

Brean Murray & Co., Inc.
Fine Equities, Inc.                               __________________

   TOTAL                                               250,000

                                   EXHIBIT A


                     [FORM OF FACE OF WARRANT CERTIFICATE]


     No.  W                                                 _____ Warrants

                           VOID AFTER _______, 2002

                       WARRANT CERTIFICATE FOR PURCHASE
                                OF COMMON STOCK

                   CENTRAL EUROPEAN DISTRIBUTION CORPORATION


     This certifies that FOR VALUE RECEIVED _____________ or registered assigns (the "Registered Holder") is the owner of the number of Warrants ("Warrants") specified above. Each Warrant represented hereby initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of common stock, par value $.01 per share ("Common Stock"), of Central European Distribution Corporation, a Delaware corporation (the "Company"), at any time from the first anniversary of the Registration Statement (as defined in the Warrant Agreement) until the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of American Stock Transfer & Trust Company as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $____ (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to Central European Distribution Corporation or otherwise as provided in the Warrant Agreement.

     This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated _____, 1998, by and among the Company, Brean Murray & Co., Inc. and Fine Equities, Inc.

     In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

     Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

     The term "Expiration Date" shall mean 5:00 P.M. (New York time) on _____, 2002. If such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

     The Company shall not be obligated to deliver any securities pursuant to the exercise of the Warrants represented hereby unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. The Company has covenanted and agreed that it will file a registration statement and will use its best efforts to cause the same to become effective and to keep such registration statement current while any of the Warrants are outstanding. The Warrants represented hereby shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

     This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. At any time prior to the Expiration Date, upon due presentment with a $___ transfer fee per certificate in addition to any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

     Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

     Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflict of laws.

     This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile, by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

                                          CENTRAL EUROPEAN DISTRIBUTION
                                          CORPORATION


Dated:
                                             By:________________________________

                                             By:________________________________

[seal]


Countersigned:

_________________________________
         as Warrant Agent


By: ______________________________
         Authorized Officer

                   [FORM OF REVERSE OF WARRANT CERTIFICATE]
                   TRANSFER FEE: $___ PER CERTIFICATE ISSUED
                               SUBSCRIPTION FORM

                    To Be Executed by the Registered Holder
                         in Order to Exercise Warrants


          The undersigned Registered Holder hereby irrevocably elects to exercise________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

     PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                        _______________________________

                        _______________________________

                        _______________________________

                        _______________________________
                    [please print or type name and address]


and be delivered to

                        _______________________________

                        _______________________________

                        _______________________________

                        _______________________________
                    [please print or type name and address]


and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

Dated:                                       X__________________________________

                                             ___________________________________
                                             ___________________________________
                                                            Address

                                             ___________________________________
                                                  Taxpayer Identification Number

                                             ___________________________________
                                                       Signature Guaranteed

                                             ___________________________________



THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A MEMBER OF THE MEDALLION STAMP PROGRAM.

                                  ASSIGNMENT

                    To Be Executed by the Registered Holder
                          in Order to Assign Warrants


     FOR VALUE RECEIVED, _____________________ hereby sells, assigns and transfers unto

           PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER
                                 OF TRANSFEREE

                        _______________________________

                        _______________________________

                        _______________________________

                        _______________________________
                    [please print or type name and address]

______ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints _____________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.


Dated:________________                           X______________________________
                                                      Signature Guaranteed

                                                  ______________________________

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A MEMBER OF THE MEDALLION STAMP PROGRAM.